SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Under Rule 14a-12

VIVUS, Inc.

(Name of Registrant as Specified In Its Charter)

First Manhattan Co.

First Health, L.P.

First Health Limited

First Health Associates, L.P.

First BioMed Management Associates, LLC

First BioMed, L.P.

First BioMed Portfolio, L.P.

Sarissa Capital Management LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Domestic Fund LP

Michael James Astrue

Rolf Bass

Jon C. Biro

Samuel F. Colin

Alexander J. Denner

Johannes J.P. Kastelein

Melvin L. Keating

David York Norton

Herman Rosenman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐        Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On July 5, 2013, First Manhattan Co. and its affiliates ("First Manhattan") issued a press release announcing that two proxy advisory firms, Institutional Shareholder Services Inc. ("ISS") and Egan Jones Proxy Services (“Egan Jones”) have recommended that stockholders of VIVUS, Inc. ("Vivus") vote for the election of First Manhattan's director nominees to Vivus' board of directors at Vivus' annual meeting. The press release also stated that Egan Jones recommends that Vivus stockholders vote for all nine of First Manhattan's nominees and that ISS recommends that Vivus stockholders vote for three of First Manhattan’s nominees, each on the WHITE proxy card. A copy of the press release is filed herewith as Exhibit 1.

Also on July 5, 2013, First Manhattan posted an additional reference to www.ourmaterials.com/VVUS/. A copy of the additional reference is filed herewith as Exhibit 2.